EXHIBIT 4.2

[FACE OF SECURITY]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)           REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)           AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)           TO DYCOM INDUSTRIES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)           UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)           TO A PERSON THAT THE ACQUIRER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE

144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D)           PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES (INCLUDING ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(B) ABOVE, THE COMPANY AND THE TRUSTEE FOR THIS SECURITY OR THE TRANSFER AGENT FOR THE COMMON STOCK, AS APPLICABLE, RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Dycom Industries, Inc.

0.75% Convertible Senior Securities due 2021

No.:	144A-1

CUSIP:
267475 AA9; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this CUSIP number will be deemed removed and replaced with the CUSIP number 267475 AB7.

ISIN:
US267475AA90; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this ISIN number will be deemed removed and replaced with the ISIN number US267475AB73.

Principal
Amount $	485,000,000.00 as revised by the Schedule of Increases and Decreases in the Global Note attached hereto

Dycom Industries, Inc., a Florida corporation (the “Company”), promises to pay to Cede & Co. or registered assigns, the principal amount of FOUR HUNDRED EIGHTY-FIVE MILLION DOLLARS ($485,000,000.00) on September 15, 2021 (the “Maturity Date”).

Interest Payment Dates:  March 15 and September 15, beginning March 15, 2016.

Regular Record Dates:  March 1 and September 1.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, Dycom Industries, Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dycom Industries, Inc.

By:
Name:
Title:

This is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

Dated:

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

Dycom Industries, Inc.

0.75% Convertible Senior Notes due 2021

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of September 15, 2015 by and between the Company and U.S. Bank, National Association, herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding June 15, 2021, and (ii) on or after the Close of Business on the Business Day immediately preceding June 15, 2021, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash, a number of shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as the case may be, determined in accordance with Article 4 of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future

Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory thereto, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price, and the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), premium, interest on and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.  If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:           Dycom Industries, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted.  If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (if less than all):

$______________

Dated:	______________

Signature(s) (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address
(including zip code)

(Social Security or other Taxpayer
Identifying Number)

Dated:	______________

Signature(s) (Sign exactly as such Person’s name appears above)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:           Dycom Industries, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Dycom Industries, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be converted (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:	______________

Signature(s) (Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,

hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or Taxpayer Identification Number of assignee)

the within Note, and hereby irrevocably constitutes and appoints                    to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Dycom Industries, Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐	To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐
Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signed:

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the fourth box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

ATTACHMENT 4

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE
Initial Principal Amount of Global Note:  $485,000,000.00

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee